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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the captions "Summary Consolidated Financial Information", "Selected Historical Financial Data" and "Experts" and to the use of our report dated June 5, 2008, except for Note 17, as to which the date is July     , 2008 in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-142383) and related Prospectus of GT Solar International, Inc.

Boston, Massachusetts
July 1, 2008

The foregoing consent is in the form that will be signed upon the completion of the restatement of Capital Accounts discussed in Note 17 to the financial statements.

/s/ Ernst & Young LLP
Boston, Massachusetts
July 1, 2008

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Consent of Independent Registered Public Accounting Firm